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Exhibit 10.18.1

        On April 30, 2001 Frank Vaculin, an executive officer of the Company, terminated his employment with the Company. Upon his termination, Mr. Vaculin was paid the equivalent of six months of base salary in May 2001 and those stock options of the Company held by Mr. Vaculin that would have vested had he been employed by the Company through October 31, 2001 were vested. At the time of his termination, Mr. Vaculin had an outstanding loan obligation to the Company of unpaid principal and accrued interest in the amount of $439,628 which was represented by a non recourse promissory note secured by Mr. Vaculin's shares of the Company's common stock. On April 30, 2001 Mr. Vaculin was in default under the terms of this note and related instruments and the Company collected and took full right and title to an aggregate of 65,731 shares of the Company's common stock owned by Mr. Vaculin and held in escrow as partial consideration of Mr. Vaculin's indebtedness to the Company under the note.

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  Exhibit 10.18.1